Exhibit 99.1
INVESTOR PRESENTATION NYSE: AUB NOVEMBER -DECEMBER 2025

2 FORWARD-LOOKING STATEMENTS This presentation and statements by our management may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include, without limitation, statements regarding our acquisition of Sandy Spring Bancorp, Inc. (“Sandy Spring”) and expectations with regard to the benefits of the Sandy Spring acquisition, statements regarding our business, financial and operating results, including our deposit base and funding; the impact of changes in economic conditions, anticipated changes in the interest rate environment and the related impacts on our net interest margin, changes in economic, fiscal or trade policy and the potential impacts on our business, loan demand and economic conditions, in our markets and nationally; management’s beliefs regarding our liquidity, capital resources, asset quality, CRE loan portfolio and our customer relationships; statements regarding our North Carolina expansion strategy and the impact of such strategy, statements that include other projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact, and statements on the slides entitled “We are focused on three strategic priorities”, “Sizeable Opportunity to Take Market Share From Big Three”, “Market Opportunity in Maryland and North Carolina”, “2025 Financial Outlook (inclusive of Sandy Spring beginning April 1st)” and “North Carolina Expansion Strategy”. Such forward-looking statements are based on certain assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties, and other factors, some of which cannot be predicted or quantified, that may cause actual results, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “seek to,” “potential,” “continue,” “confidence,” or words of similar meaning or other statements concerning opinions or judgment of Atlantic Union Bankshares Corporation (the “Company,” “AUB,” “we,” “us” or “our”) and our management about future events. Although we believe that our expectations with respect to forward-looking statements are based on reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, or achievements of, or trends affecting, us will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of or changes in: • market interest rates and their related impacts on macroeconomic conditions, customer and client behavior, our funding costs and our loan and securities portfolios; • economic conditions, including inflation and recessionary conditions and their related impacts on economic growth and customer and client behavior; • U.S. and global trade policies and tensions, including change in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, and geopolitical instability; • volatility in the financial services sector, including failures or rumors of failures of other depository institutions, along with actions taken by governmental agencies to address such turmoil, and the effects on the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital; • legislative or regulatory changes and requirements, including as part of the regulatory reform agenda of the Trump administration, including changes in federal state or local tax laws and changes impacting the rulemaking, supervision, examination and enforcement priorities of the federal banking agencies; • the sufficiency of liquidity and changes in our capital position; • general economic and financial market conditions in the United States generally and particularly in the markets in which we operate and which our loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels, U.S. fiscal debt, budget and tax matters, U.S. government shutdowns, and slowdowns in economic growth; • the impact of purchase accounting with respect to the Sandy Spring acquisition, or any change in the assumptions used regarding the assets acquired and liabilities assumed to determine the fair value and credit marks; • the possibility that the anticipated benefits of our acquisition activity, including our acquisitions of Sandy Spring and American National, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the strength of the economy, competitive factors in the areas where we do business, or as a result of other unexpected factors or events, or with respect to our acquisition of Sandy Spring, as a result of the impact of, or problems arising from, the integration of the two companies; • potential adverse reactions or changes to business or employee relationships, including those resulting from our acquisitions of Sandy Spring and American National; • our ability to identify, recruit and retain key employees • monetary, fiscal and regulatory policies of the U.S. government, including policies of the U.S. Department of the Treasury and the Federal Reserve; • the quality or composition of our loan or investment portfolios and changes in these portfolios; • demand for loan products and financial services in our market areas; • our ability to manage our growth or implement our growth strategy; • the effectiveness of expense reduction plans; • the introduction of new lines of business or new products and services; • real estate values in our lending area; • changes in accounting principles, standards, rules, and interpretations, and the related impact on our financial statements; • an insufficient ACL or volatility in the ACL resulting from the CECL methodology, either alone or as that may be affected by changing economic conditions, credit concentrations, inflation, changing interest rates, or other factors; • concentrations of loans secured by real estate, particularly commercial real estate; • the effectiveness of our credit processes and management of our credit risk; • our ability to compete in the market for financial services and increased competition from fintech companies; • technological risks and developments, and cyber threats, attacks, or events; • operational, technological, cultural, regulatory, legal, credit, and other risks associated with the exploration, consummation and integration of potential future acquisitions, whether involving stock or cash consideration; • the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts or public health events (such as pandemics), and of governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of our borrowers to satisfy their obligations to us, on the value of collateral securing loans, on the demand for our loans or our other products and services, on supply chains and methods used to distribute products and services, on incidents of cyberattack and fraud, on our liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of our business operations and on financial markets and economic growth; • performance by our counterparties or vendors; • deposit flows; • the availability of financing and the terms thereof; • the level of prepayments on loans and mortgage-backed securities; • actual or potential claims, damages, and fines related to litigation or government actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences; • any event or development that would cause us to conclude that there was an impairment of any asset, including intangible assets, such as goodwill; and • other factors, many of which are beyond our control. Please also refer to such other factors as discussed throughout Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2024, and related disclosures in other filings, which have been filed with the U.S. Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or our businesses or operations. Readers are cautioned not to rely too heavily on forward-looking statements. Forward-looking statements speak only as of the date they are made. We do not intend or assume any obligation to update, revise or clarify any forward-looking statements that may be made from time to time by or on behalf of the Company, whether because of new information, future events or otherwise, except as required by law.

3 ADDITIONAL INFORMATION Non-GAAP Financial Measures This presentation contains certain financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures are a supplement to GAAP, which is used to prepare our financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. We use the non-GAAP financial measures discussed herein in our analysis of our performance. Our management believes that these non-GAAP financial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior periods, show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in our underlying performance, or show the potential effects of accumulated other comprehensive income (or AOCI) or unrealized losses on securities on our capital. This presentation also includes certain projections of non-GAAP financial measures. Due to the inherent variability and difficulty associated with making accurate forecasts and projections of information that is excluded from these projected non-GAAP measures, and the fact that some of the excluded information is not currently ascertainable or accessible, we are unable to quantify certain amounts that would be required to be included in the most directly comparable projected GAAP financial measures without unreasonable effort. Consequently, no disclosure of projected comparable GAAP measures is included, and no reconciliation of forward-looking non-GAAP financial information is included. Please see “Reconciliation of Non-GAAP Disclosures” at the end of this presentation for a reconciliation to the nearest GAAP financial measure. No Offer or Solicitation This presentation does not constitute an offer to sell or a solicitation of an offer to buy any securities. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. Market and Industry Data Unless otherwise indicated, market data and certain industry forecast data used in this presentation were obtained from internal reports, where appropriate, as well as third party sources and other publicly available information. Data regarding the industries in which the Company competes, its market position and market share within these industries are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond the Company's control. In addition, assumptions and estimates of the Company and its industries' future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause future performance to differ materially from assumptions and estimates. About Atlantic Union Bankshares Corporation Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (NYSE: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has branches and ATMs located in Virginia, Maryland, North Carolina and Washington D.C. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

OUR COMPANY

Soundness | Profitability | Growth

Largest Regional Bank Headquartered in the Lower Mid-Atlantic

HIGHLIGHTS[1]

$37.1 Billion Assets

$27.4 Billion Loans

$30.7 Billion Deposits

178 branches across **Virginia, North Carolina** and **Maryland** footprint

#1 largest regional bank in **Mid-Atlantic, Maryland** and **Virginia**[2,3]

$4.8 Billion Market Capitalization

MID-ATLANTIC PRESENCE


Maryland
BALTIMORE
WASHINGTON
FREDERICKSBURG
STAUNTON
Virginia
CHARLOTTESVILLE
ROANOKE
RICHMOND
NORFOLK
VIRGINIA BEACH
GREENSBORO
RALEIGH
CHARLOTTE
North Carolina
WILMINGTON
Branch (178)
LPO (2)

Atlantic Union Bankshares

1. Assets, Loans, Deposits are as of September 30, 2025. Branch Count as of October 14, 2025 and Market Cap as of October 22, 2025.
2. Based on deposit market share. Regional market: Delaware, Maryland, New Jersey, Pennsylvania, Virginia, Washington D.C., and West Virginia
3. Regional banks defined as U.S. Banks with <$100 Billion in assets

4

5 Dense, uniquely valuable presence across attractive markets FINANCIAL STRENGTH Solid balance sheet & capital levels PEER-LEADING PERFORMANCE Committed to top-tier financial performance ATTRACTIVE FINANCIAL PROFILE Solid dividend yield & payout ratio with earnings upside STRONG GROWTH POTENTIAL Organic & acquisition opportunities OUR SHAREHOLDER VALUE PROPOSITION Positioned for growth and long-term shareholder value creation as a preeminent regional bank with a leading presence in attractive markets LEADING REGIONAL PRESENCE

6 CARING Working together toward common goals, acting with kindness, respect and a genuine concern for others. COURAGEOUS Speaking openly, honestly and accepting our challenges and mistakes as opportunities to learn and grow. COMMITTED Driven to help our clients, Teammates and company succeed, doing what is right and accountable for our actions. Culture — HOW we come together and interact as a team to accomplish our business and societal goals. OUR CORE VALUES Culture — HOW we come together and interact as a team to accomplish our business and societal goals.

7 WE ARE FOCUSED ON THREE STRATEGIC PRIORITIES ORGANIC DELIVER ORGANIC GROWTH • Overweighting opportunities in Wholesale Banking Group • Directing consumer efforts to market segments and delivery channels with the strongest value proposition • Prioritizing fee income growth • Maintaining a reliable low-cost deposit base • Maximizing operating leverage, productivity, efficiency, and scale • Attracting and retaining top talent in alignment with broader business goals and strategic priorities STRATEGIC INVESTMENTS • Leverage FinTech partnerships, strategic partner equity investments, as well as non-bank and whole-bank acquisition opportunities for step-change accelerants of growth • Acquisition philosophy remains: strategic, disciplined, and measured with an eye towards transactions that increase density and scarcity value, add contiguous markets, increase operating leverage, diversify revenue streams, and enable the reinvestment of cost savings into technology • Ensuring merger and acquisition activity complements, enables, and scales technology and the advancement of our customer value proposition, potentially including whole bank, non-bank, minority stakes, and partnerships INNOVATE AND TRANSFORM • Pressing the relationship model advantage where bankers provide advocacy and advice, form stickier relationships, and use technology to enable deeper relationships • Creating a frictionless experience for customers by integrating human interactions with digital capabilities • Eliminating low value tasks and enabling more high value interactions with customers • Eliminating legacy system constraints and accelerating modernization of technology while rationalizing operating costs and reengineering processes • Emphasizing robotics, automation and FinTech partnerships INORGANIC

8 1. For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measure in "Appendix - Reconciliation of Non-GAAP Disclosures” HIGHLIGHTS Q3 2025 LOANS & DEPOSITS Loan growth was approximately 0.5% annualized in seasonally slow Q3 2025. Average loan growth quarter over quarter of 4.3% annualized Non-interest bearing deposits remained at 23% of total deposits Loan/Deposit ratio of 89.2% at September 30, 2025 POSITIONING FOR LONG TERM Lending pipelines remain healthy Focused on generating positive operating leverage DIFFERENTIATED CLIENT EXPERIENCE Responsive, strong and capable alternative to large national banks, while competitive with and more capable than smaller banks CAPITALIZE ON STRATEGIC OPPORTUNITIES Focused on execution and integration of Sandy Spring franchise Successfully converted core systems of Sandy Spring over weekend of October 11 and concurrently closed 5 branches Organic expansion in North Carolina planned in 2026 FINANCIAL RATIOS Q3 2025 adjusted operating return on tangible common equity of 20.1%1 Q3 2025 adjusted operating return on assets of 1.30%1 Q3 2025 adjusted operating efficiency ratio (FTE) of 48.8%1 ASSET QUALITY Q3 2025 net charge-offs at 56 basis points and year to date net charge-offs at 23 bps of total average loans held for investment annualized – maintain net charge-off ratio outlook of 15-20 bps for full year Charged off two individually assessed C&I loans, which had been partially reserved for in prior quarters Allowance for Credit Loss as a percentage of loans held for investment of 1.17% 8

9 LOANS ($mm) $15,723 $16,611 $15,932 $16,818 $20,398 $30,665 2020 2021 2022 2023 2024 2025 YTD Data as of December 31 each respective year, except for 2025 YTD which is as of September 30, 2025 CAGR defined as compounded annual growth rate from 2020 through the first nine months of 2025 BALANCE SHEET TRENDS (GAAP) $19,628 $20,065 $20,461 $21,166 $24,585 $37,073 2020 2021 2022 2023 2024 2025 YTD $14,021 $13,196 $14,449 $15,635 $18,471 $27,361 2020 2021 2022 2023 2024 2025 YTD 15% CAGR DEPOSITS ($mm) 15% CAGR ASSETS ($mm) 14% CAGR

10 Data as of or for the twelve months ended each respective year, except for 2025 YTD which is for the nine months ended September 30, 2025 STRONG TRACK RECORD OF PERFORMANCE (GAAP) $1.93 $3.26 $2.97 $2.53 $2.24 $1.22 2020 2021 2022 2023 2024 2025 YTD 6.14% 9.68% 9.51% 8.27% 7.04% 5.06% 2020 2021 2022 2023 2024 2025 YTD 60.19% 61.91% 57.46% 61.32% 62.09% 66.08% 2020 2021 2022 2023 2024 2025 YTD 0.83% 1.32% 1.18% 0.98% 0.88% 0.65% 2020 2021 2022 2023 2024 2025 YTD EARNINGS PER SHARE, DILUTED AVAILABLE TO COMMON SHAREHOLDERS ($) RETURN ON EQUITY (ROE) (%) RETURN ON ASSETS (ROA) (%) EFFICIENCY RATIO (%)

11 STRONG TRACK RECORD OF PERFORMANCE (NON-GAAP) Data as of or for the twelve months ended each respective year, except for 2025 YTD which is for the nine months ended September 30, 2025 (1) Non-GAAP financial measure; See reconciliation to most directly comparable GAAP measure in "Appendix -- Reconciliation of Non-GAAP Disclosures” ADJUSTED OPERATING EARNINGS PER SHARE AVAILABLE TO COMMON SHAREHOLDERS, DILUTED ($)(1) ADJUSTED OPERATING RETURN ON TANGIBLE COMMON EQUITY (ROTCE) (%)(1) ADJUSTED OPERATING RETURN ON ASSETS (ROA) (%)(1) ADJUSTED OPERATING EFFICIENCY RATIO (FTE) (%)(1) $2.21 $3.53 $2.92 $2.95 $2.88 $2.46 2020 2021 2022 2023 2024 2025 YTD 12.64% 18.07% 17.06% 17.21% 16.85% 19.73% 2020 2021 2022 2023 2024 2025 YTD 52.18% 54.52% 54.68% 54.15% 53.31% 50.45% 2020 2021 2022 2023 2024 2025 YTD 0.94% 1.43% 1.16% 1.14% 1.11% 1.26% 2020 2021 2022 2023 2024 2025 YTD

STRONG CAPITAL POSITION

At September 30,2025

CAPITAL RATIO	REGULATORY WELL CAPITALIZED MINIMUMS	REPORTED		PRO FORMA INCLUDING AOCI & HTM UNREALIZED LOSSES	
		ATLANTIC UNION BANKSHARES	ATLANTIC UNION BANK	ATLANTIC UNION BANKSHARES	ATLANTIC UNION BANK
Common Equity Tier 1 Ratio (CET1)	6.5%	9.9%	12.8%	8.9%	11.8%
Tier 1 Capital Ratio	8.0%	10.5%	12.8%	9.4%	11.8%
Total Risk Based Capital Ratio	10.0%	13.8%	13.8%	12.8%	12.7%
Leverage Ratio	5.0%	8.9%	10.9%	8.0%	10.0%
Tangible Equity to Tangible Assets (non-GAAP)[1]	-	8.2%	10.2%	8.1%	10.1%
Tangible Common Equity Ratio (non-GAAP)[1]	-	7.7%	10.2%	7.6%	10.1%

CAPITAL MANAGEMENT STRATEGY

ATLANTIC UNION CAPITAL MANAGEMENT OBJECTIVES ARE TO:

- Maintain designation as a "well capitalized" institution.
- Ensure capital levels are commensurate with the Company's risk profile, capital stress test projections, and strategic plan objectives.

THE COMPANY'S CAPITAL RATIOS ARE WELL ABOVE REGULATORY WELL CAPITALIZED LEVELS AS OF SEPTEMBER 30, 2025

- On a pro forma standalone basis, the Company would be well capitalized if unrealized losses on securities were realized at September 30, 2025.

CAPITAL MANAGEMENT ACTIONS

- During the third quarter, the Company paid a common stock dividend of 34 cents per share, which was an increase of 6.3% from the third quarter of 2024 dividend amount.
- During the third quarter of 2025, the Company paid dividends of $171.88 per outstanding share of Series A Preferred Stock

1. For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measures in "Appendix – Reconciliation of Non-GAAP Disclosures"

* Capital information presented herein is based on estimates and subject to change pending the Company's filing of its regulatory reports

Atlantic Union Bankshares

12

SIZEABLE OPPORTUNITY TO TAKE MARKET SHARE FROM THE BIG THREE

Statewide Branch Footprint Brings Unique Franchise Value and Significant Growth Opportunity

VIRGINIA: ALL BANKS

Rank	Institution	Deposits ($mm)	Growth Opportunity Market Share (%)	Branches
1	Truist Financial Corp	$48,785	**21.3%**	259
2	Wells Fargo & Co	33,151	**14.5**	178
3	Bank of America Corp.	23,985	**10.5**	98
4	**Atlantic Union Bankshares Corp**	**20,447**	**8.9**	**131**
5	TowneBank	12,748	5.6	59
6	United Bankshares Inc.	9,571	4.2	80
7	PNC Financial Services Group Inc.	5,344	2.3	53
8	Capital One Financial Corp.	4,093	1.8	20
9	Burke & Herbert	3,555	1.6	37
10	Carter Bank & Trust	3,519	1.5	52
	Top 10 Banks	**$165,198**	**72.2%**	**967**
	All Institutions in Market	**$229,230**	**100.0%**	**1,852**

VIRGINIA: BANKS HEADQUARTERED IN VA

Rank	Institution	Deposits ($mm)	Franchise Strength Market Share (%)	Branches
1	**Atlantic Union Bankshares Corp.**	**$20,447**	**23.9%**	**131**
2	TowneBank	12,748	14.9	59
3	Capital One Financial Corp.	4,093	4.8	20
4	Burke & Herbert	3,555	4.2	37
5	Carter Bank & Trust	3,519	4.1	52
6	Primis Financial Corp	3,169	3.7	26
7	First Bancorp Inc.	3,004	3.5	21
8	C&F Financial Corp	2,261	2.7	31
9	Blue Ridge Bankshares Inc.	2,018	2.4	29
10	FVCBankcorp Inc.	1,793	2.1	5
	Top 10 Banks	**$56,607**	**66.3%**	**411**
	All Institutions in Market	**$85,446**	**100.0%**	**829**

Atlantic Union Bankshares

Source: SNL Financial and FDIC deposit data
Deposit and branch data as of 6/30/25 which are both presented on a pro forma basis for any announced transactions
Note: Excludes branches with deposits greater than $6.0 billion

13

MARKET OPPORTUNITY IN MARYLAND AND NORTH CAROLINA

Growth Opportunity in both Maryland and North Carolina

MARYLAND: ALL BANKS

Rank	Institution	Deposits ($mm)	Growth Opportunity Market Share (%)	Branches
1	Bank of America Corp.	$28,432	16.1%	115
2	Truist Financial Corp.	22,129	12.5	138
3	M&T Bank Corp.	18,687	10.6	157
4	PNC Financial Services Group Inc.	17,919	10.1	118
5	Wells Fargo & Co.	11,895	6.7	74
6	Capital One Financial Corp.	11,342	6.4	42
7	**Atlantic Union Bankshares Corp**	**9,628**	**5.4**	**40**
8	Eagle Bancorp Inc.	6,847	3.9	7
9	Forbright Inc.	6,012	3.4	3
10	Shore Bancshares Inc.	4,859	2.8	35
	Top 10 Banks	**$137,750**	**77.9%**	**729**
	All Institutions in Market	**$176,978**	**100.0%**	**1,150**

NORTH CAROLINA: ALL BANKS

Rank	Institution	Deposits ($mm)	Growth Opportunity Market Share (%)	Branches
1	Truist Financial Corp.	$42,730	**18.0%**	275
2	Wells Fargo & Co.	38,469	**16.2**	217
3	First Citizens BancShares Inc.	26,166	**11.0**	197
4	Bank of America Corp.	20,848	**8.8**	107
5	PNC Financial Services Group Inc.	11,463	**4.8**	101
6	First Bancorp	9,514	**4.0**	101
7	F.N.B. Corp.	8,911	**3.8**	94
8	Fifth Third Bancorp	7,676	**3.2**	83
9	First Horizon Corp.	7,099	**3.0**	78
10	Pinnacle Financial Partners Inc.	6,936	**2.9**	48
29	**Atlantic Union Bankshares Corp.**	**892**	**0.4**	**11**
	Top 10 Banks	**$179,812**	**75.7%**	**1,301**
	All Institutions in Market	**$236,907**	**100.0%**	**2,004**

Atlantic Union Bankshares

Source: SNL Financial and FDIC deposit data
Deposit and branch data as of 6/30/25 which is presented on a pro forma basis for any announced transactions
Note: Excludes branches with deposits greater than $6.0 billion

14

AMONG THE MOST ATTRACTIVE STATES IN USA FOR BUSINESS

MEDIAN HOUSEHOLD INCOME ($)

#	State	HHI ($)	#	State	HHI ($)
1	**District of Columbia**	**106,049**	9	Connecticut	95,392
2	New Jersey	99,357	10	California	95,065
3	**Maryland**	**99,340**	11	Hawaii	94,556
4	Massachusetts	98,170	12	Alaska	94,247
5	New Hampshire	96,809	13	**Virginia**	**92,714**
6	Washington	96,120	14	Minnesota	88,572
7	Utah	95,601	15	Delaware	87,667
8	Colorado	95,479	37	**North Carolina**	**71,489**

2025 POPULATION (MILLIONS)

#	State	Pop. (Millions)	#	State	Pop. (Millions)
1	California	38.9	9	**North Carolina**	**11.1**
2	Texas	31.2	10	Michigan	10.1
3	Florida	23.2	11	New Jersey	9.3
4	New York	19.4	12	**Virginia**	**8.8**
5	Pennsylvania	13.0	13	Washington	7.9
6	Illinois	12.5	14	Arizona	7.6
7	Ohio	11.8	15	Tennessee	7.3
8	Georgia	11.2	19	**Maryland**	**6.2**

2025 GDP

($ BILLIONS)

#	State	GDP ($Billions)	#	State	GDP ($Billions)
1	California	4,198	9	Washington	872
2	Texas	2,798	10	New Jersey	867
3	New York	2,364	11	**North Carolina**	**866**
4	Florida	1,762	12	Massachusetts	798
5	Illinois	1,158	13	**Virginia**	**787**
6	Pennsylvania	1,055	14	Michigan	726
7	Ohio	953	15	Colorado	569
8	Georgia	907	18	**Maryland**	**557**

UNEMPLOYMENT BY STATE

#	State	August 2025 %	#	State	August 2025 %
1	South Dakota	1.9	9	Oklahoma	3.1
2	North Dakota	2.5	9	Wisconsin	3.1
2	Vermont	2.5	15	**Maryland**	**3.6**
4	Hawaii	2.7	15	**Virginia**	**3.6**
5	Alabama	2.9	20	**North Carolina**	**3.7**
5	Montana	2.9	51	**District of Columbia**	**6.0**
7	Nebraska	3.0		National Rate	4.3
7	New Hampshire	3.0			

CNBC

Ranked Virginia the **Best State for Business** for 2024, 2021 and 2020 and 2nd best in 2023

North Carolina ranked best in 2025 and 2023 and 2nd best in 2024

Maryland ranked 8th for Technology and Innovation in 2024

SBA U.S. Small Business Administration

Virginia has 854,172 small businesses — **99.6% of VA businesses**

Maryland has 668,365 small businesses — **99.6% of MD businesses**

North Carolina has 1.1 million small businesses — **99.6% of NC businesses**

BUSINESS FACILITIES

Virginia rated 1st in **Workforce Training and Cybersecurity**, 2nd in **Tech Talent Pipeline** and 3rd in **Business Climate**

North Carolina rated 2nd in **Business Climate**

Virginia ranked 3rd and Maryland ranked 4th in **AI Growth Hubs**

Atlantic Union Bankshares

Source: Most recent data available from SNL Financial; Bureau of Economic Analysis; Bureau of Labor Statistics, CNBC, U.S. Small Business Administration, Business Facilities

15

2025 FINANCIAL OUTLOOK[1]

Inclusive of Sandy Spring beginning April 1st

	Targets for 4Q 2025[1]	FULL YEAR 2025 OUTLOOK[1]
Loans	*Mid Single Digit growth in 4Q* *annualized*	(period end) $27.7 – 28.0 billion
Deposits	*Low Single Digit growth in 4Q* *annualized*	(period end) $30.8 – 31.0 billion
Credit Outlook		ACL to loans: ~115 – 120 bps
	Net charge-off ratio: ~10bps	Net charge-off ratio: ~15 – 20 bps
Net Interest Income (FTE)[2,3]	*~$325 - $330 million*	~$1.160 - $1.165 billion
Net Interest Margin (FTE)[2,3]	*~3.85% - 3.90%*	~3.75% - 3.80%
Adjusted Operating Noninterest Income[2]	*~$50 - $55 million*	~$185 - $190 million
Adjusted Operating Noninterest Expense[2] (excludes amortization of intangible assets)	*~$183 - $188 million*	~$675 - $680 million
Amortization of intangible assets	*~$18 million*	~$60 million

KEY ASSUMPTIONS[1]

- Full Year 2025 outlook includes nine months impact of the Sandy Spring acquisition in results
- The outlook includes estimates of merger-related purchase accounting adjustments with respect to the Sandy Spring acquisition that are subject to change
- Remain on track for cost-savings target of 27% of Sandy Spring non-interest expense
- The Federal Reserve Bank cuts the Fed Funds rate by 25 bps two more times in 2025 and term rates remain stable
- Expect Virginia, Maryland and North Carolina unemployment rate to rise but remain below the national unemployment rate in 2025

1. Information on this slide is presented as of October 23, 2025, reflects the Company's updated financial outlook, certain of the Company's financial targets, and key economic and other assumptions, and will not be updated or affirmed unless and until the Company publicly announces such an update or affirmation. The adjusted operating noninterest expense outlook excludes amortization of intangible assets, merger-related costs, and FDIC special assessments, and the adjusted operating noninterest income outlook excludes gains and losses on the sale of securities, loans or the equity interest in CSP. The FY 2025 financial outlook, the Company's financial targets for the fourth quarter of 2025 and the key economic assumptions contain forward-looking statements. These statements are based on current beliefs and expectations of our management and are subject to significant risks and uncertainties, including, but not limited to, volatility and uncertainty in the macroeconomic environment, changes in federal and state governmental policies, the imposition or expansion of tariffs, sustained inflationary pressures, recessionary conditions, and geopolitical instability. As a result, actual results or conditions may differ materially. See the information set forth below the heading "Forward-Looking Statements" on slide 2 of this presentation.
2. Refer to "Additional Information" slide and Appendix for non-GAAP disclosures.
3. Includes preliminary estimates of accretion income from the Sandy Spring acquisition which are subject to change.

Atlantic Union Bankshares

16

North Carolina Expansion Strategy

Our initial focus will be in Raleigh and Wilmington, with plans to open highly visible locations targeting attractive submarkets combined with AUB branded ATMs at high-traffic retailers and paired with expanded commercial, wealth and mortgage teams

10 New Branches Planned Over Next 3 Years

7	3	49
Raleigh Branches	Wilmington Branches	Off-Site ATMs



Maryland
BALTIMORE
WASHINGTON
STAUNTON
FREDERICKSBURG
Virginia
CHARLOTTESVILLE
ROANOKE
RICHMOND
NORFOLK
VIRGINIA BEACH
GREENSBORO
RALEIGH
CHARLOTTE
North Carolina
WILMINGTON
LPO (1)
Current Branch (178)
Additional Branch Following Planned Expansion (10)

Atlantic Union Bankshares

Branch count as of October 14, 2025

17

Q3 2025 APPENDIX

19 AUB DIVERSIFIED AND GRANULAR LOAN PORTFOLIO Figures may not total to 100% due to rounding Duration and Weighted Average Yield Data is as of or for the three months ended September 30, 2025 Commercial defined as C&I plus owner-occupied commercial real estate and other commercial Duration Q2 2025 Weighted Average Yield (Tax Equivalent) C&D 7.9% Owner Occupied CRE 15.8% C&I 18.1% Other Commercial Commercial 1-4 Family 5.4% 4.0% Non-Owner Occupied CRE 24.9% Multifamily RE 8.0% Consumer 1-4 Family 10.2% Residential 1-4 family - Revolving 4.3% Auto 0.8% Consumer 0.4% TOTAL LOAN PORTFOLIO $27.4 BILLION Total Portfolio Characteristics At September 30,2025 LOAN PORTFOLIO CHARACTERISTICS 1.5 years Duration 39% Commercial 6.43% Q3 2025 Weighted Average Yield (Tax Equivalent)

20 Total Non-Owner Occupied CRE 24.9% Owner Occupied CRE 15.8% Construction and Land Development 7.9% Multifamily Real Estate 8.0% Residential 1-4 Family - Commercial 4.0% All Other Loans 39.3% Figures may not foot due to rounding AUB CRE PORTFOLIO At September 30,2025 CRE BY CLASS $ I N M I LLI O N S Total Outstandings % of Portfolio Hotel/Motel B&B $1,202 4.4% Industrial/Warehouse $1,287 4.7% Office $1,392 5.1% Retail $1,724 6.3% Self Storage $611 2.2% Senior Living $101 0.4% Other $489 1.8% Total Non-Owner Occupied CRE $6,805 24.9% Owner Occupied CRE $4,336 15.8% Construction and Land Development $2,163 7.9% Multifamily Real Estate $2,196 8.0% Residential 1-4 Family - Commercial $1,105 4.0% Total CRE $16,606 60.7% $27.4B Total Loans

21 At September 30,2025 1. Trailing 4 Quarters Avg NCO/Trailing 4 Quarter Avg Office Portfolio Figures may not foot due to rounding. NON-OWNER OCCUPIED OFFICE CRE PORTFOLIO NON-OWNER OCCUPIED OFFICE GEOGRAPHICALLY DIVERSE NON PORTFOLIO CREDIT QUALITY -OWNER OCCUPIED OFFICE PORTFOLIO * DC, Montgomery County, Prince George’s County, Fairfax County, Fairfax City, Falls Church City, Arlington County, Alexandria City ( $ M I LLI O N S ) Carolinas $305 Western VA $107 Fredericksburg Area $142 Central VA $94 Coastal VA/NC $65 Baltimore $129 DC Metro $403 Other Maryland $54 Eastern VA $37 Other $55 Total $1,392 BY MARKET DC METRO SUBMARKET* KEY PORTFOLIO METRICS Avg. Office Loan ($ thousands) $1,977 Median Office Loan ($ thousands) $704 Loan Loss Reserve / Office Loans 3.14% NCOs / Office Loans1 -0.06% Delinquencies / Office Loans 0.14% NPL / Office Loans 0.03% Criticized Loans / Office Loans 8.78% District of Columbia $71 Suburban Maryland $185 Suburban Virginia $147 Total $403

22 MULTIFAMILY CRE PORTFOLIO 1. Trailing 4 Quarters Avg NCO/Trailing 4 Quarter Avg Multifamily Portfolio Figures may not foot due to rounding. Carolinas $735 Western VA $279 Fredericksburg Area $92 Central VA $281 Coastal VA/NC $177 Baltimore $164 DC Metro $276 Other Maryland $10 Eastern VA $82 Other $101 Total $2,196 At September 30,2025 * DC, Montgomery County, Prince George’s County, Fairfax County, Fairfax City, Falls Church City, Arlington County, Alexandria City BY MARKET MULTIFAMILY PORTFOLIO CREDIT GEOGRAPHICALLY DIVERSE MULTIFAMILY PORTFOLIO QUALITY DC METRO SUBMARKET* KEY PORTFOLIO METRICS ( $ M I LLI O N S ) Avg. Multifamily Loan ($ thousands) $3,338 Median Multifamily Loan ($ thousands) $782 Loan Loss Reserve / Multifamily Loans 0.52% NCOs / Multifamily Loans1 0.00% Delinquencies / Multifamily Loans 0.42% NPL / Multifamily Loans 0.07% Criticized Loans / Multifamily Loans 9.05% District of Columbia $218 Suburban Maryland $51 Suburban Virginia $6 Total $276

23 $695 million 1.28% $2.5 million Total Amount of Loans Loan Loss Reserve/ Gov Con Loans Avg. Loan Size 0.03% 0.0% 5.82% Non-Performing Loans Net Charge-Offs1 Criticized Loans/ Gov Con Loans 1. Trailing 4 Quarters Avg NCO/Trailing 4 Quarter Avg Government Contracting Portfolio OVERVIEW OF GOVERNMENT-RELATED LOAN PORTFOLIO EXPOSURES • Government Contracting team has managed through government shutdowns and sequestrations in the past. • Focus on national security agency and defense industry contractors. • Active monitoring of all published notices of contract terminations or stop work orders. KEY METRICS OF GOVERNMENT CONTRACTING PORTFOLIO As of September 30,2025

24 ATTRACTIVE CORE DEPOSIT BASE Cost of deposit data is as of and for the three months ended September 30, 2025, figures may not foot due to rounding 1. Core deposits defined as total deposits less jumbo time deposits and brokered deposits Non-Interest Bearing 23% Interest Checking 23% Money Market 23% Retail Time 13% Jumbo Time 6% Brokered 3% Savings 9% DEPOSIT BASE CHARACTERISTICS DEPOSIT COMPOSITION AT SEPTEMBER 30, 2025 — $30.7 BILLION 91% core deposits1 46% transactional accounts 2.18% Q3 2025 cost of deposits

25 GRANULAR DEPOSIT BASE CUSTOMER DEPOSIT GRANULARITY PERIOD END UNINSURED & UNCOLLATERALIZED DEPOSITS AS A PERCENTAGE OF TOTAL DEPOSITS ( $ M I LLI O N S ) $19,000 $22,000 $22,000 $92,000 $105,000 $104,000 Q3 2024 Q2 2025 Q3 2025 Retail Avg. Deposits Acct Size Business Avg. Deposits Acct Size 27% 29% 30% 32% 32% $5,551 $5,992 $6,060 $9,907 $9,802 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025

26 Cash and Cash Equivalents (unrestricted) $786 Unencumbered Securities $2,433 FHLB Borrowing Capacity $5,420 Fed Funds Lines $1,410 Discount Window $3,352 Secondary Sources* $1,969 AUB LIQUIDITY POSITION * Includes brokered deposits and other sources of liquidity Figures may not foot due to rounding Liquidity Sources Total $15.4 billion At September 30,2025 TOTAL LIQUIDITY SOURCES OF $15.4 BILLION ~157% Liquidity Coverage Ratio of Uninsured/Uncollateralized Deposits of $9.8 billion ($ MILLIONS)

SECURITIES PORTFOLIO

At September 30,2025

INVESTMENT SECURITIES BALANCES

($ MILLIONS)



Total AFS (fair value) and HTM (carrying value)
$3,415
3.92% Yield
$4,636
4.15% Yield
$5,151
4.10% Yield
3Q 2024
2Q 2025
3Q 2025

- Total securities portfolio of $5.1 billion with a total unrealized loss of $363.3 million
  - 84% of total portfolio book value in available-for-sale ("AFS") at an unrealized loss of $327.6 million
  - 16% of total portfolio book value designated as held-to-maturity with an unrealized loss of $35.7 million
  - 16% floating rate versus 84% fixed rate
- Total effective duration of approximately 4.0 years. Securities portfolio is used defensively to neutralize overall asset sensitive interest rate risk profile
- ~25% municipals, ~73% treasuries, agency MBS/CMOs and ~2% corporates and other investments
- In April 2025, we restructured $485.2 million in AFS securities acquired from Sandy Spring. A majority of the proceeds were reinvested into higher yielding securities, primarily fixed rated securities, which will be accretive to forward earnings.
- Securities to total assets of 13.9% as of September 30, 2025, up from 12.4% on June 30, 2025

Atlantic Union Bankshares

27

28 RECONCILIATION OF NON-GAAP DISCLOSURES We have provided supplemental performance measures determined by methods other than in accordance with GAAP. These non-GAAP financial measures are a supplement to GAAP, which we use to prepare our financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. We use the non-GAAP financial measures discussed herein in our analysis of our performance. Management believes that these non-GAAP financial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in our underlying performance or show the potential effects of accumulated other comprehensive income or unrealized losses on held to maturity securities on our capital. Due to the impact of completing the Sandy Spring acquisition in the second quarter of 2025 and the acquisition of American National Bankshares in the second quarter of 2024, we updated our non-GAAP operating measures beginning in the second quarter of 2025 to exclude the CECL Day 1 non-PCD loans and RUC provision expense. The CECL Day 1 non-PCD loans and RUC provision expense is comprised of the initial provision expense on non-PCD loans, which represents the CECL “double count” of the non-PCD credit mark, and the additional provision for unfunded commitments. The Company does not view the CECL Day 1 non-PCD loans and RUC provision expense as organic costs to run the Company’s business and believes this updated presentation provides investors with additional information to assist in period-to-period and company-to-company comparisons of operating performance, which will aid investors in analyzing the Company’s performance. Prior period non-GAAP operating measures presented in this presentation have been recast to conform to this updated presentation.

RECONCILIATION OF NON-GAAP DISCLOSURES

Adjusted operating measures exclude, as applicable, merger-related costs, FDIC special assessments, legal reserves associated with our previously disclosed settlement with the CFPB, strategic cost savings initiatives (principally composed of severance charges related to headcount reductions, costs related to modifying certain third party vendor contracts, and charges for exiting certain leases), strategic branch closing and related facility consolidation costs (principally composed of real estate, leases and other asset write downs, as well as severance and expense reduction initiatives), the net loss related to balance sheet repositioning (principally composed of gains and losses on debt extinguishment, and charges for exiting certain leases), deferred tax asset write-down, CECL Day 1 non-PCD loans and RUC provision expense, gain (loss) on sale of securities, gain on sale-leaseback transaction, (loss) gain on CRE loan sale, gain on sale of Dixon, Hubard, Feinour & Brown, Inc. ("DHFB"), gain on sale of equity interest in Cary Street Partners ("CSP"), and gain on the sale of Visa, Inc. Class B common stock. The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the Company's operations.

ADJUSTED OPERATING EARNINGS & FINANCIAL METRICS

	For the three months ended	For the nine months ended	For the years ended				
(Dollars in thousands, except outstanding share and per share amounts)	September 30, 2025	September 30, 2025	2024	2023	2022	2021	2020
Operating Measures							
Net Income (GAAP)	$ 92,140	$ 161,749	$ 209,131	$ 201,818	$ 234,510	$ 263,917	$ 158,228
Plus: Merger-related costs, net of tax	26,856	94,847	33,476	2,850	—	—	—
Plus: FDIC special assessment, net of tax	—	—	664	2,656	—	—	—
Plus: Legal reserve, net of tax	—	—	—	6,809	—	—	—
Plus: Strategic cost saving initiatives, net of tax	—	—	—	9,959	—	—	—
Plus: Strategic branch closing and facility consolidation costs, net of tax	—	—	—	—	4,351	13,775	5,343
Plus: Net loss related to balance sheet repositioning, net of tax	—	—	—	—	—	11,609	25,979
Plus: Deferred tax asset write-down	—	—	4,774	—	—	—	—
Plus: CECL Day 1 non-PCD loans and RUC provision expense, net of tax	—	77,742	11,520	—	—	—	—
Less: Gain (loss) on sale of securities, net of tax	3	(64)	(5,129)	(32,381)	(2)	69	9,712
Less: Gain on sale-leaseback transaction, net of tax	—	—	—	23,367	—	—	—
Less: (Loss) gain on CRE loan sale, net of tax	(3,700)	8,405	—	—	—	—	—
Less: Gain on sale of DHFB, net of tax	—	—	—	—	7,984	—	—
Less: Gain on sale of equity interest in CSP, net of tax	—	10,654	—	—	—	—	—
Less: Gain on Visa, Inc. Class B common stock, net of tax	—	—	—	—	—	4,058	—
Adjusted operating earnings (non-GAAP)	**$ 122,693**	**$ 315,343**	**$ 264,694**	**$ 233,106**	**$ 230,879**	**$ 285,174**	**$ 179,838**
Less: Dividends on preferred stock	2,967	8,901	11,868	11,868	11,868	11,868	5,658
Adjusted operating earnings available to common shareholders (non-GAAP)	**$ 119,726**	**$ 306,442**	**$ 252,826**	**$ 221,238**	**$ 219,011**	**$ 273,306**	**$ 174,180**
Earnings per share (EPS)							
Weighted average common shares outstanding, diluted	141,986,217	124,794,832	87,909,237	74,962,363	74,953,398	77,417,801	78,875,668
EPS available to common shareholders, diluted (GAAP)	$ 0.63	$ 1.22	$ 2.24	$ 2.53	$ 2.97	$ 3.26	$ 1.93
Adjusted operating EPS available to common shareholders, diluted (non-GAAP)	$ 0.84	$ 2.46	$ 2.88	$ 2.95	$ 2.92	$ 3.53	$ 2.21

Atlantic Union Bankshares

29

RECONCILIATION OF NON-GAAP DISCLOSURES

The Company believes net interest income (FTE), total revenue (FTE), and total adjusted revenue (FTE), which are used in computing net interest margin (FTE) and adjusted operating efficiency ratio (FTE), provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing the yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components. The adjusted operating efficiency ratio (FTE) excludes, as applicable, the amortization of intangible assets, losses related to balance sheet repositioning (principally composed of gains and losses on debt extinguishment), merger-related costs, FDIC special assessments, strategic cost savings initiatives (principally composed of severance charges related to headcount reductions, costs related to modifying certain third party vendor contracts, and charges for exiting certain leases), legal reserves associated with our previously disclosed settlement with the CFBP, strategic branch closing and facility consolidation costs (principally composed of real estate, leases and other asset write downs, as well as severance and expense reduction initiatives), gain (loss) on sale of securities, gain on sale-leaseback transaction, gain on sale of DHFB, (loss) gain on CRE loan sale, gain on sale of equity interest in CSP, and gain on sale of Visa, Inc. Class B common stock. This measure is similar to the measure used by the Company when analyzing corporate performance and is also similar to the measure used for incentive compensation. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company's operations.

ADJUSTED OPERATING EARNINGS & FINANCIAL METRICS

	For the three months ended	For the nine months ended	For the years ended				
(Dollars in thousands)	September 30, 2025	September 30, 2025	2024	2023	2022	2021	2020
Operating Efficiency Ratio							
Noninterest expense (GAAP)	$ 238,446	$ 652,327	$ 507,534	$ 430,371	$ 403,802	$ 419,195	$ 413,349
Less: Amortization of intangible assets	18,145	41,976	19,307	8,781	10,815	13,904	16,574
Less: Losses related to balance sheet repositioning	—	—	—	—	—	14,695	31,116
Less: Merger-related costs	34,812	118,652	40,018	2,995	—	—	—
Less: FDIC special assessment	—	—	840	3,362	—	—	—
Less: Strategic cost saving initiatives	—	—	—	12,607	—	—	—
Less: Legal reserve	—	—	—	8,300	—	—	—
Less: Strategic branch closing and facility consolidation costs	—	—	—	—	5,508	17,437	6,764
Adjusted operating noninterest expense (non-GAAP)	**$ 185,489**	**$ 491,699**	**$ 447,369**	**$ 394,326**	**$ 387,479**	**$ 373,159**	**$ 358,895**
Noninterest income (GAAP)	$ 51,751	$ 162,436	$ 118,878	$ 90,877	$ 118,523	$ 125,806	$ 131,486
Plus: Losses related to balance sheet repositioning	—	—	—	—	—	—	1,769
Less: Gain (loss) on sale of securities	4	(83)	(6,493)	(40,989)	(3)	87	12,294
Less: Gain on sale-leaseback transaction	—	—	—	29,579	—	—	—
Less: Gain on sale of DHFB	—	—	—	—	9,082	—	—
Less: (Loss) gain on CRE loan sale	(4,805)	10,915	—	—	—	—	—
Less: Gain on sale of equity interest in CSP	—	14,300	—	—	—	—	—
Less: Gain on Visa, Inc. Class B common stock	—	—	—	—	—	5,137	—
Adjusted operating noninterest income (non-GAAP)	**$ 56,552**	**$ 137,304**	**$ 125,371**	**$ 102,287**	**$ 109,444**	**$ 120,582**	**$ 120,961**
Net interest income (GAAP)	$ 319,210	$ 824,745	$ 698,539	$ 611,013	$ 584,261	$ 551,260	$ 555,298
Noninterest income (GAAP)	51,751	162,436	118,878	90,877	118,523	125,806	131,486
Total revenue (GAAP)	**$ 370,961**	**$ 987,181**	**$ 817,417**	**$ 701,890**	**$ 702,784**	**$ 677,066**	**$ 686,784**
Net interest income (FTE) (non-GAAP)	$ 323,629	$ 837,284	$ 713,765	$ 625,923	$ 599,134	$ 563,851	$ 566,845
Adjusted operating noninterest income (non-GAAP)	56,552	137,304	125,371	102,287	109,444	120,582	120,961
Total adjusted revenue (FTE) (non-GAAP)	**$ 380,181**	**$ 974,588**	**$ 839,136**	**$ 728,210**	**$ 708,578**	**$ 684,433**	**$ 687,806**
Efficiency ratio (GAAP)	64.28%	66.08%	62.09%	61.32%	57.46%	61.91%	60.19%
Adjusted operating efficiency ratio (FTE) (non-GAAP)	48.79%	50.45%	53.31%	54.15%	54.68%	54.52%	52.18%

Atlantic Union Bankshares

30

RECONCILIATION OF NON-GAAP DISCLOSURES

Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations as well as its ability to pay dividends and to engage in various capital management strategies. The Company believes that ROTCE is a meaningful supplement to GAAP financial measures and is useful to investors because it measures the performance of a business consistently across time without regard to whether components of the business were acquired or developed internally. Adjusted operating measures exclude, as applicable, merger-related costs, FDIC special assessments, legal reserves associated with our previously disclosed settlement with the CFPB, strategic cost savings initiatives (principally composed of severance charges related to headcount reductions, costs related to modifying certain third party vendor contracts and charges for exiting certain leases), strategic branch closing and related facility consolidation costs (principally composed of real estate, leases and other asset write downs, as well as severance and expense reduction initiatives), the net loss related to balance sheet repositioning (principally composed of gains and losses on debt extinguishment), deferred tax asset write-down, CECL Day 1 non-PCD loans and RUC provision expense, gain (loss) on sale of securities, gain on sale-leaseback transaction, (loss) gain on CRE loan sale, gain on sale of DHFB, gain on sale of equity interest in CSP, and gain on the sale of Visa, Inc. Class B common stock. The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the Company's operations.

ADJUSTED OPERATING EARNINGS & FINANCIAL METRICS

	For the three months ended	For the nine months ended	For the years ended				
(Dollars in thousands, except per share amounts)	September 30, 2025	September 30, 2025	2024	2023	2022	2021	2020
Return on assets (ROA)							
Average assets	$ 37,377,383	$ 33,378,378	$ 23,862,190	$ 20,512,402	$ 19,949,388	$ 19,977,551	$ 19,083,853
ROA (GAAP)	0.98%	0.65%	0.88%	0.98%	1.18%	1.32%	0.83%
Adjusted operating ROA (non-GAAP)	1.30%	1.26%	1.11%	1.14%	1.16%	1.43%	0.94%
Return on equity (ROE)							
Adjusted operating earnings available to common shareholders (non-GAAP)	$ 119,726	$ 306,442	$ 252,826	$ 221,238	$ 219,011	$ 273,306	$ 174,180
Plus: Amortization of intangibles, tax effected	14,335	33,161	15,253	6,937	8,544	10,984	13,093
Adjusted operating earnings available to common shareholders before amortization of intangibles (non-GAAP)	**$ 134,061**	**$ 339,603**	**$ 268,079**	**$ 228,175**	**$ 227,555**	**$ 284,290**	**$ 187,273**
Average equity (GAAP)	4,866,989	4,276,987	2,971,111	2,440,525	2,465,049	2,725,330	2,576,372
Less: Average goodwill	1,711,081	1,547,051	1,139,422	925,211	930,315	935,560	935,560
Less: Average amortizable intangibles	342,064	262,434	73,984	22,951	34,627	49,999	65,094
Less: Average perpetual preferred stock	166,356	166,356	166,356	166,356	166,356	166,356	93,658
Average tangible common equity (non-GAAP)	**$ 2,647,488**	**$ 2,301,146**	**$ 1,591,349**	**$ 1,326,007**	**$ 1,333,751**	**$ 1,573,415**	**$ 1,482,060**
ROE (GAAP)	7.51%	5.06%	7.04%	8.27%	9.51%	9.68%	6.14%
Return on tangible common equity (ROTCE)							
Net Income available to common shareholders (GAAP)	$ 89,173	$ 152,848	$ 197,263	$ 189,950	$ 222,642	$ 252,049	$ 152,570
Plus: Amortization of intangibles, tax effected	14,335	33,161	15,253	6,937	8,544	10,984	13,093
Net Income available to common shareholders before amortization of intangibles (non-GAAP)	**$ 103,508**	**$ 186,009**	**$ 212,516**	**$ 196,887**	**$ 231,186**	**$ 263,033**	**$ 165,663**
ROTCE (non-GAAP)	15.51%	10.81%	13.35%	14.85%	17.33%	16.72%	11.18%
Adjusted operating ROTCE (non-GAAP)	20.09%	19.73%	16.85%	17.21%	17.06%	18.07%	12.64%

Atlantic Union Bankshares

31

32 RECONCILIATION OF NON-GAAP DISCLOSURES Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations, as well as its ability to pay dividends and to engage in various capital management strategies. The Company also calculates adjusted tangible common equity to tangible assets ratios to exclude AOCI, which is principally comprised of unrealized losses on AFS securities, and to include the impact of unrealized losses on HTM securities. The Company believes that each of these ratios enables investors to assess the Company's capital levels and capital adequacy without the effects of changes in AOCI, some of which are uncertain and difficult to predict, or assuming that the Company realized all previously unrealized losses on HTM securities at the end of the period, as applicable. TANGIBLE ASSETS, TANGIBLE COMMON EQUITY, AND LEVERAGE RATIO (Dollars in thousands, except per share amounts) As of September 30, 2025 Atlantic Union Atlantic Union Bankshares Bank Tangible Assets Ending Assets (GAAP) $ 37,072,733 $ 36,990,513 Less: Ending goodwill 1,726,386 1,726,386 Less: Ending amortizable intangibles 333,236 333,236 Ending tangible assets (non-GAAP) $ 35,013,111 $ 34,930,891 Tangible Common Equity Ending equity (GAAP) $ 4,917,058 $ 5,617,159 Less: Ending goodwill 1,726,386 1,726,386 Less: Ending amortizable intangibles 333,236 333,236 Less: Perpetual preferred stock 166,357 — Ending tangible common equity (non-GAAP) $ 2,691,079 $ 3,557,537 Net unrealized losses on HTM securities, net of tax $ (35,687) $ (35,687) Accumulated other comprehensive loss (AOCI) $ (283,108) $ (283,154) Common shares outstanding at end of period 141,732,071 Average equity (GAAP) $ 4,866,989 $ 5,536,815 Less: Average goodwill 1,711,081 1,711,081 Less: Average amortizable intangibles 342,064 342,064 Less: Average perpetual preferred stock 166,356 — Average tangible common equity (non-GAAP) $ 2,647,488 $ 3,483,670

33 RECONCILIATION OF NON-GAAP DISCLOSURES Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations, as well as its ability to pay dividends and to engage in various capital management strategies. The Company also calculates adjusted tangible common equity to tangible assets ratios to exclude AOCI, which is principally comprised of unrealized losses on AFS securities, and to include the impact of unrealized losses on HTM securities. The Company believes that each of these ratios enables investors to assess the Company's capital levels and capital adequacy without the effects of changes in AOCI, some of which are uncertain and difficult to predict, or assuming that the Company realized all previously unrealized losses on HTM securities at the end of the period, as applicable. TANGIBLE ASSETS, TANGIBLE COMMON EQUITY, AND LEVERAGE RATIO (Dollars in thousands, except per share amounts) As of September 30, 2025 Atlantic Union Atlantic Union Bankshares Bank Common equity to total assets (GAAP) 12.8% 15.2% Tangible equity to tangible assets (non-GAAP) 8.2% 10.2% Tangible equity to tangible assets, incl net unrealized losses on HTM securities (non-GAAP) 8.1% 10.1% Tangible common equity to tangible assets (non-GAAP) 7.7% 10.2% Tangible common equity to tangible assets, incl net unrealized losses on HTM securities (non-GAAP) 7.6% 10.1% Tangible common equity to tangible assets, ex AOCI (non-GAAP) 8.5% Book value per common share (GAAP) $ 33.52 Tangible book value per common share (non-GAAP) $ 18.99 Tangible book value per common share, ex AOCI (non-GAAP) $ 20.98 Leverage Ratio Tier 1 capital $ 3,180,500 $ 3,882,028 Total average assets for leverage ratio $ 35,651,323 $ 35,569,440 Leverage ratio 8.9% 10.9% Leverage ratio, incl AOCI and net unrealized losses on HTM securities (non-GAAP) 8.0% 10.0%

34 RECONCILIATION OF NON-GAAP DISCLOSURES All regulatory capital ratios at September 30, 2025 are estimates and subject to change pending the Company’s filing of its FR Y-9C. In addition to these regulatory capital ratios, the Company adjusts certain regulatory capital ratios to include the impacts of AOCI, which the Company has elected to exclude from regulatory capital ratios under applicable regulations, and net unrealized losses on HTM securities, assuming that those unrealized losses were realized at the end of the period, as applicable. The Company believes that each of these ratios help investors to assess the Company's regulatory capital levels and capital adequacy. RISK-BASED CAPITAL RATIOS (Dollars in thousands) As of September 30, 2025 Atlantic Union Bankshares Atlantic Union Bank Risk-Based Capital Ratios Net unrealized losses on HTM securities, net of tax $ (35,687) $ (35,687) Accumulated other comprehensive loss (AOCI) $ (283,108) $ (283,154) Common equity tier 1 capital $ 3,014,144 $ 3,882,028 Tier 1 capital $ 3,180,500 $ 3,882,028 Total capital $ 4,199,274 $ 4,171,261 Total risk-weighted assets $ 30,381,076 $ 30,317,995 Common equity tier 1 capital ratio 9.9% 12.8% Common equity tier 1 capital ratio, incl AOCI and net unrealized losses on HTM securities (non-GAAP) 8.9% 11.8% Tier 1 capital ratio 10.5% 12.8% Tier 1 capital ratio, incl AOCI and net unrealized losses on HTM securities (non-GAAP) 9.4% 11.8% Total capital ratio 13.8% 13.8% Total capital ratio, incl AOCI and net unrealized losses on HTM securities (non-GAAP) 12.8% 12.7%

35 RECONCILIATION OF NON-GAAP DISCLOSURES The Company believes net interest income (FTE), total revenue (FTE), and total adjusted revenue (FTE), which are used in computing net interest margin (FTE), efficiency ratio (FTE) and adjusted operating efficiency ratio (FTE), provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing the yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components. NET INTEREST MARGIN (Dollars in thousands) For the three months ended September 30, 2025 June 30, 2025 Net interest income (GAAP) $ 319,210 $ 321,371 FTE adjustment 4,419 4,362 Net interest income (FTE) (non-GAAP) $ 323,629 $ 325,733 Noninterest income (GAAP) 51,751 81,522 Total revenue (FTE) (non-GAAP) $ 375,380 $ 407,255 Average earning assets $ 33,563,417 $ 34,121,715 Net interest margin (GAAP) 3.77% 3.78% Net interest margin (FTE) (non-GAAP) 3.83% 3.83%